UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 27, 2004
                                                           ------------


                             ONSPAN NETWORKING, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



           Nevada                       000-22991                87-0460247
           ------                       ---------                ----------
(State of other jurisdiction     (Commission File Number)      (IRS Employer
     or incorporation)                                       Identification No.)



             6413 Congress Avenue, Suite 230, Boca Raton, FL 33487
             -----------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (561) 988-2334
                                                           --------------




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On May 27, 2004, the Company entered into a stock purchase agreement with Herbert Tabin, its President and Chief Executive Officer, and Gary Schultheis, an employee of the Company, pursuant to which the Company sold its wholly-owned subsidiary, Coventry One, Inc., to Messrs. Tabin and Schultheis. The sole asset of the subsidiary was a single family home and lot located in Woodfield Country Club, Boca Raton, Florida and related country club golf membership. The purchase price for the shares of the subsidiary was $1,509,972, and Messrs. Tabin and Schultheis also assumed responsibility for all expenses associated with the property comprising the subsidiary, including an existing tax balance of $21,188 due to Palm Beach County, Florida, outstanding fees totaling $12,768 and an insurance payable of $17,043. Messrs. Tabin and Schultheis also agreed to pay the Company 0.75% of the gross sales amount of the property upon any subsequent sale provided the gross sales price exceeds $2,000,001. The purchase price for the subsidiary was based on a comprehensive certified appraisal. Messrs Tabin and Schultheis bore the cost of the appraisal. The Company, which had received engineering plans, had intended to renovate and expand the existing home on the property.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

                  10.1  Stock Purchase Agreement dated May 27, 2004




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ONSPAN NETWORKING, INC.



                                        By: /s/ Herbert Tabin
                                            -----------------
                                            Herbert Tabin, President

DATED:  June 7, 2004